UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

VineBrook Homes Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2024

Dear VineBrook Stockholder:

You are cordially invited to attend the annual meeting of stockholders of VineBrook Homes Trust, Inc. The meeting will be held on Tuesday, June 11, 2024, beginning at 10:00 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email Equiniti Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “VineBrook Meeting” in the subject line and provide your full name, address and proof of ownership as of April 1, 2024 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “VineBrook Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “VineBrook Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on June 10, 2024. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (888) 869-7406 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage‑paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Sincerely,

Brian Mitts
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary

VINEBROOK HOMES TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2024

The 2024 annual meeting of stockholders of VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), will be held on June 11, 2024, beginning at 10:00 a.m., Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect eight directors to serve until the 2025 annual meeting of stockholders;

2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024; and

3.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company’s 2023 annual report. Holders of record of the Company’s common stock as of the close of business on April 1, 2024 are entitled to notice of, and to vote at, the meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares in the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email Equiniti Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “VineBrook Meeting” in the subject line and provide your full name, address and proof of ownership as of April 1, 2024 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “VineBrook Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “VineBrook Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email to you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on the enclosed proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on June 10, 2024. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (888) 869-7406 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

By order of the Board of Directors,

Brian Mitts
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary

Dallas, Texas

April 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2024.

The Company’s Notice of Annual Meeting, Proxy Statement and 2023 Annual Report to Stockholders are available on the internet at www.proxyonline.com.

VINEBROOK HOMES TRUST, INC.
300 CRESCENT COURT, SUITE 700
DALLAS, TEXAS 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2024 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement and proxy card are being mailed to stockholders on or about May 6, 2024.

Record holders of the Company’s Class A common stock, par value $0.01 (“common stock”) as of the close of business on April 1, 2024 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of April 1, 2024, there were 25,152,244 shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

• by internet: visit the website shown on your proxy card and follow the instructions;

• by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

• in writing: sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

• delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

• delivering a new proxy bearing a date after the date of the proxy being revoked; or

• virtually attending the Annual Meeting and entering the control number found on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

• FOR the election of the eight nominees to serve as directors until the 2025 annual meeting of stockholders;

• FOR the ratification of the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for 2024; and

• at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of EY as the Company’s independent registered public accounting firm for 2024, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 - Election of Directors	Plurality (that is, the largest number) of all votes cast (1)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

No. 2 - Ratification of the appointment of EY	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

(1) Stockholders may vote “FOR” or “WITHHOLD” in the election of directors. Because directors need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected.

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide stockholders the same rights as if the Annual Meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the Annual Meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged Equiniti Fund Solutions, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, eight directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2025 and until their respective successors are duly elected and qualified. This section contains information relating to the eight director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Constantino, Dondero, Kavanaugh, Mitts and Sprong, Dr. Laffer, Dr. Swain and Ms. Wood. All eight currently serve as directors.

The Board unanimously recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2025

Edward Constantino, age 77, has served as a member of our Board since February 2019. Mr. Constantino has also served as a member of the board of directors of NexPoint Residential Trust, Inc. (“NXRT”), a publicly traded multi family real estate investment trust (“REIT”), since March 2015, as a member of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage REIT, since February 2020, a member of the board of directors of NexPoint Homes Trust, Inc. (“NexPoint Homes”), a single family rental REIT since June 2022, and as a member of the board of trustees of NexPoint Diversified Real Estate Trust (“NXDT”), a publicly traded diversified REIT, since March 2020. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG LLP (“KPMG”). Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee at St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on our Board because of his extensive accounting experience, particularly in the real estate field.

James Dondero, age 61, has served as chairman of the Board since August 2022. Mr. Dondero was President and a member of our Board from February 2019 to August 2021. Mr. Dondero has also served as the President and chairman of the board of directors of NXRT since May 2015 and as President and chairman of the board of directors of NREF since February 2020. He also has served as President of NXDT since May 2015 and has served as chairman of the board of trustees of NXDT since July 2022, as well as member of the of directors of NexPoint Homes since June 2022. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (“NexPoint”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); and chairman of NexBank (“NexBank”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”) in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Mr. Dondero has also served as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange since December 2019. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. He also serves as president of NexPoint Capital, Inc. (“NexPoint Capital”) and NexPoint Real Estate Strategies Fund (“NRESF”), both of which are affiliates of NexPoint Real Estate Advisors V, L.P. (our “Adviser”). NREF, NXRT, NXDT, NexPoint Homes, our Adviser, NexBank, NHT, NexPoint Capital and NRESF are all affiliates of the Company. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. On April 13, 2018, the Bankruptcy Court for the Northern District of Texas entered orders for relief placing Acis Capital Management, L.P. and Acis Capital Management GP, LLC in involuntary bankruptcy. Mr. Dondero served as President of Acis Capital Management GP, LLC, which was the general partner of Acis Capital Management, L.P. On January 31, 2019, the court confirmed Acis’s plan of reorganization. Mr. Dondero was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Scott Kavanaugh, age 63, has served as a member of our Board since December 2018. Mr. Kavanaugh has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of NREF since February 2020 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NexPoint Homes since June 2022. Mr. Kavanaugh is, and since December 2009 has been, the CEO of First Foundation Inc. (“FFI”), a financial services company. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice-Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on our Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 83, has served as a member of our Board since December 2018. Dr. Laffer has also served as a member of the board of directors of NXRT since May 2015, as a member of the board of directors of NREF since February 2020 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NexPoint Homes since June 2022. Dr. Laffer is the founder and chairman of Laffer Associates, an economic research and consulting firm and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions, from 2014 to 2020. Dr. Laffer also served as a director of EVO Transportation and Energy Services Inc. from 2018 to 2019. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Dr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on our Board because of his expertise in economics and his experience as a director of multiple companies.

Brian Mitts, age 53, has served as a member of our Board since July 2018, as our President since February 2023, Chief Executive Officer since February 2024 and Chief Financial Officer, Treasurer and Assistant Secretary since November 2018. Mr. Mitts also served as our President and Treasurer from July 2018 until October 2018 and our Interim President from September 2021 to February 2023. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is the parent of our Adviser, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Currently, Mr. Mitts leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. Prior to co-founding NREA, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of NexPoint, the parent of NREA. He has worked for NREA or its affiliates since 2007. Mr. Mitts has also served as a director of NXRT since September 2014 and as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT since March 2015. In February 2019, Mr. Mitts was also appointed Secretary of NXRT. From September 2014 to March 2015, Mr. Mitts served as President and Treasurer of NXRT. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT since December 2018, as the Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NREF since February 2020, and as a member of the board of directors of NREF since June 2019. Mr. Mitts also served as the President and Treasurer of NREF from June 2019 until February 2020. Since November 2020, Mr. Mitts has also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT, and as a member of the board of directors since March 2023. Mr. Mitts has also served as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary and a member of the board of trustees of NXDT since July 2022. Mr. Mitts has also served as President and Treasurer of NexPoint Homes since February 2022 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary and as a member of the board of directors of NexPoint Homes since June 2022. NREF, NXRT, NXDT, NexPoint Homes, NSP and NHT are all affiliates of the Company. Mr. Mitts was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Dana Sprong, age 45, has served as a member of the Board since November 2018 and has served as our Senior Vice President of Acquisitions and Dispositions since 2018. He has served as the Chief Executive Officer of VineBrook Homes, LLC (the “Manager”), which served as the external property manager of our primary reportable segment comprised of 21,843 homes as of December 31, 2023 (the “VineBrook Portfolio”) prior to the Internalization (as defined below), since the formation event in 2018 and continues to serve as the Chief Executive Officer and Managing Partner of the Manager, which following the Internalization is now a wholly-owned subsidiary of the Company. Mr. Sprong founded our predecessor, purchased our first rental home in December of 2007, and led the due diligence, acquisition, and management of over 16,500 single family rental (“SFR”) homes. Prior to founding our predecessor, Mr. Sprong was a senior manager at JW Construction (“JWC”), an eastern Massachusetts residential construction and development firm. Prior to JWC, he was a senior manager at DJ Dowling Inc., a builder on the San Francisco Peninsula. Mr. Sprong is a licensed General Contractor and Real Estate Broker. He is also an Auxiliary On-Call Firefighter. He graduated with honors from Harvard University. Mr. Sprong also serves as a member of the investment committee our operating partnership, VineBrook Homes Operating Partnership, L.P. (the “OP”) (“Investment Committee”). Mr. Sprong was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Dr. Carol Swain, age 70, has served as a member of our Board since August 2022. In addition, she has served as a member of the board of directors of NXRT, as a member of the board of directors of NREF and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NexPoint Homes since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain has also served on the Tennessee Advisory Committee to the U.S. Civil Rights Commission, the National Endowment for the Humanities, and the 1776 Commission. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain was selected to serve on our Board because of her experience in the fields of political science, law and government.

Catherine Wood, age 68, has served as a member of our Board since July 2020. In addition, she has served as a member of the board of directors of NXRT and as a member of the board of directors of NREF since July 2020 and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NexPoint Homes since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer and a board member of ARK Investment Management LLC (“ARK”), an SEC registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on our Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

The audit committee has appointed EY as the Company’s independent registered public accounting firm for 2024. The Board is asking stockholders to ratify this appointment. SEC regulations require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of EY are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. EY served as the Company’s independent registered public accounting firm for 2023 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2024.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by EY for the audit of the Company’s annual financial statements for 2023 and 2022, and fees billed for other services rendered by EY.

	DECEMBER 31, 2023	DECEMBER 31, 2022
Audit Fees (1)	$2,094,590	$1,324,500
Audit-Related Fees	-	-
Tax Fees (2)	405,000	193,250
All Other Fees	-	-
Total	$2,499,590	$1,517,750

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC.

(2)	Includes tax fees related to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2023 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of eight members, five of whom are non-management directors. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Pursuant to the terms of the Advisory Agreement, our Adviser has the right to designate individuals (the “Adviser Designees”) to be nominated for election (or re-election) to our Board, such that, if elected, there shall be two Adviser Designees serving on our Board, and we will take all reasonably necessary action to nominate and include the Adviser Designees in the slate of nominees recommended by our Board for election as directors at each applicable annual meeting of stockholders or special meeting of stockholders at which directors are to be elected. To the extent the Adviser Designees are not elected, our Adviser may terminate the Advisory Agreement and receive the Adviser Termination Fee (as defined below). Messrs. Dondero and Mitts were nominated by our Adviser as Adviser Designees pursuant to the terms of the Advisory Agreement.

Director Compensation in 2023

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

•	each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of restricted stock units;
•	the chair of our audit committee receives an additional annual fee payable in cash equal to $15,000;
•	the chair of our compensation committee receives an additional annual fee payable in cash equal to $7,500;
•	the chair of our nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and
•	the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of directors for the year ended December 31, 2023.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS		TOTAL
James Dondero (1)	-	-		-
Brian Mitts (2)	-	-		-
Dana Sprong (2)	-	-		-
Edward Constantino	$35,000	$99,981.44	(3)	$134,981.44
Scott Kavanaugh	$37,500	$99,981.44	(3)	$137,481.44
Dr. Arthur Laffer	$27,500	$99,981.44	(3)	$127,481.44
Dr. Carol Swain	$20,000	$99,981.44	(3)	$119,981.44
Catherine Wood	$20,000	99,981.44	(3)	$119,981.44

(1)	Mr. Dondero, who serves as a director and is an Adviser Designee, does not receive any specific direct compensation for services provided as a director.

(2)	These directors do not receive specific director compensation but rather receive executive compensation, which is discussed in the executive compensation discussion below.

(3)

These restricted stock units were granted on April 11, 2023 and vested on April 11, 2024, the first anniversary of the grant date. The grant date fair value of each award was equal to the Net Asset Value (“NAV”) of our common stock on the date of the grant as calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 and Note 10 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions made in determining these values. As of December 31, 2023, our non-management directors each held 1,586 restricted stock units.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain, and Catherine Wood is independent in accordance with NYSE rules. Generally, all actions by our Board require the affirmative approval or consent of a majority of the directors present at a meeting at which a quorum is present. Based on the composition of our Board, all actions taken by our Board require the approval or consent of at least two of the directors who are independent. In regard to actions impacting our Adviser, our Adviser’s Board representatives (James Dondero and Brian Mitts) abstain from voting on those matters.

Corporate Governance

We believe that good corporate governance is important to ensure that we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website www.investors.vinebrookhomes.com in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations (i) governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers and employees of the Company and (ii) prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC rules.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero serves as Chairman of the Board. As President of the Adviser, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies. The Board believes that having an employee of the Adviser as Chairman of the Board is the most effective leadership structure for the Company at this time.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

• developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

• reporting the results of the executive sessions to the Chairman;

• providing feedback from executive sessions to the Chairman;

• serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

• presiding at all meetings of the Board at which the Chairman is not present;

• approving information sent to the Board;

• approving agendas for Board meetings;

• approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

• calling meetings of the independent directors; and

• if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Board has also delegated the oversight of risks related to cybersecurity to our audit committee and risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees regularly report to the Board with respect to their oversight of these areas.

Board Meetings

The Board held five meetings during the fiscal year ended December 31, 2023. All directors serving on the Board in 2023 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to prepare for and, to the extent possible, attend and participate in all Board meetings and meetings of committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

Under our corporate governance guidelines, each director is expected to attend our annual meeting of stockholders. None of the Company’s directors at the time of the 2023 annual meeting of stockholders attended the 2023 annual meeting.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate” as required by NYSE rules and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s, Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met five times during the fiscal year ended December 31, 2023. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

• our accounting and financial reporting processes;

• the integrity of our consolidated financial statements;

• our systems of disclosure controls and procedures and internal control over financial reporting;

• our compliance with financial, legal and regulatory requirements;

• the performance of our internal audit function;

• our overall risk assessment and management; and

• our process for assessing, identifying and managing risks from cybersecurity threats as well as any material effects, or reasonably likely material effects, of risks from cybersecurity threats and previous cybersecurity incidents.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee met five times during the fiscal year ended December 31, 2023. Our compensation committee charter details the principal functions of the compensation committee, including:

• reviewing our compensation policies and plans;

• implementing and administering a long-term incentive plan;

• evaluating the terms of the Advisory Agreement and the performance of the Adviser;

• assisting management in complying with our proxy statement and annual report disclosure requirements;

• producing a report on compensation to be included in our annual proxy statement, as required; and

• reviewing, evaluating and recommending changes, if appropriate, to the compensation for directors.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met five times during the fiscal year ended December 31, 2023. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

• reviewing the characteristics of current Board members, including diversity characteristics and determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as directors;

• developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

• reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

• recommending to the Board nominees for each committee of the Board;

• annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards;

• annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

• overseeing succession planning; and

• overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2023, Dr. Laffer, Mr. Constantino, Mr. Kavanaugh, Dr. Swain and Ms. Wood served on the compensation committee. During the fiscal year ended December 31, 2023:

●	none of the members of our compensation committee is, or has ever been, one of our officers or employees;
●	none of the members of our compensation committee had any relationships with us requiring disclosure under “Certain Relationships and Related Party Transactions”;
●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee;
●	none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and
●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

• full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

• compliance with laws, rules and regulations;

• prompt internal reporting of violations of the code to appropriate persons identified in the code; and

• accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

In connection with this assessment, the nominating and corporate governance committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. The nominating and corporate governance committee will also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company by stockholders in accordance with the Company’s bylaws or otherwise using the same assessment process described above. In addition, the nominating and corporate governance committee will evaluate whether an incumbent director should be nominated for re-election to the Board as part of its annual review and selection process. The nominating and corporate governance committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director’s performance as a Board member.

Board Diversity

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board of directors that best serves our needs and those of our stockholders.

The Company added diversity-related questions to its director and officer questionnaires in 2022 to help the nominating and corporate governance committee identify whether there are areas, including with respect to diversity of thought, background, experience, gender, race and age, the nominating and corporate governance committee should consider in connection with its review of board composition and board refreshment.

Below is a summary of the experience and skills, gender, age and tenure of our directors, and whether the directors are racially or ethnically diverse.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Mr. Sprong	Dr. Swain	Ms. Wood
Executive Leadership	X	X		X	X	X	X	X

Real Estate/REIT Experience	X	X		X	X	X	X	X

Business Operations	X	X		X	X	X	X	X

Strategic Development/Planning	X	X		X	X	X	X	X

Corporate Governance	X	X	X	X	X	X	X	X

Financial and Accounting	X	X	X	X	X	X		X

Risk Management	X	X	X	X	X	X		X

Capital Markets/Financial Services	X	X		X	X	X		X

Technology, Information Security and Innovation	X			X	X	X		X

Cybersecurity	X			X	X	X		X

Environmental Issues, including Climate Change	X			X	X	X	X	X

Social Issues, including Diversity and Inclusion	X			X	X	X	X	X

Human Capital	X			X	X	X	X	X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Mr. Sprong	Dr. Swain	Ms. Wood
Independent

Independent			X	X	X		X	X

Diversity

Gender	M	M	M	M	M	M	F	F

Racially or Ethnically Diverse†	W	W	W	W	W	W	B	W

Age Range

59 and under		X				X

60-64	X			X

65-69								X

70 and older			X		X		X

Tenure on Board

0-5 years	X	X	X	X	X	X	X	X

6-10 years

 †

B= Black/ African American

W= White

The composition of our Board also reflects our belief that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process.

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders in the same manner as described under “Qualifications for Director Nominees.” See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

Stockholder Nominations

The Company’s bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the Board may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board or (b) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws. See “Stockholder Proposals for the 2025 Annual Meeting of Stockholders” below for how to submit a timely notice.

EXECUTIVE OFFICERS & SIGNIFICANT EMPLOYEES

The following sets forth information regarding the executive officers of the Company as of April 1, 2024:

Name	Age	Position(s)
Executive Officers
Brian Mitts	53	Director, President, Chief Executive Officer, Chief Financial Officer, Assistant Secretary and Treasurer
Dana Sprong	45	Director, Senior Vice President of Acquisitions & Dispositions and member of Investment Committee
Matt McGraner	40	Executive Vice President, Chief Investment Officer, Secretary and member of Investment Committee
Ryan McGarry	38	Senior Vice President of Asset Management and member of Investment Committee

Significant Employees
Paul Richards	35	Vice President of Asset Management and Financing
David Willmore	36	Chief Accounting Officer for NexPoint
Tom Chapline	33	Vice President of Finance
Graham Strong	52	Chief Financial Officer of the Manager

Information regarding Mr. Mitts and Mr. Sprong is included above under “Proposal 1-Election of Directors.”

Matt McGraner has served as our Executive VP, Chief Investment Officer and Secretary and as a member of the Investment Committee of our OP since February 2019. From October 2018 to February 2019, Mr. McGraner served as our Chief Executive Officer, President and Secretary. Mr. McGraner co-founded NREA as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NXRT since March 2015 and has served as the Executive VP and Chief Investment Officer of NREF since February 2020 and as a member of the board of directors and President of NSP since November 2020. From September 2014 to March 2015, Mr. McGraner served as NXRT’s Secretary. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2018 and as a Managing Director at NexPoint since 2016. Mr. McGraner also has served as Executive VP, Chief Investment Officer and Secretary of NXDT since July 2022 and as Chief Investment Officer and Secretary of NexPoint Homes since June 2022. NREF, NXRT, NXDT, NexPoint Homes, NSP, NHT and our Adviser are all affiliates of the Company. With over ten years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at NexPoint, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through April 7, 2023, Mr. McGraner has led the acquisition and financing of over $19.9 billion of real estate investments.

Ryan McGarry has served as our Senior Vice President of Asset Management since the formation event in 2018. He also serves as the Managing Partner and Chief Operating Officer of our Manager. He served as the Chief Operating Officer of the legacy entities throughout our history. Mr. McGarry leads business development, strategy, and the operations groups managing the confluence of people, process, and technology to deliver durable and consistent results across geographically dispersed assets. Mr. McGarry joined our predecessor in 2010 and has focused on enhancing analytical capabilities to drive efficiency and scale. Today, he maintains responsibility for the property management, property operations, construction management, information technology and human resources groups, providing direction with a focus on the net operating income (“NOI”) margin enhancement. His focus is on driving efficiency and transparency via task-based management solutions and a robust, metric-based reporting infrastructure. Prior to joining our predecessor, Mr. McGarry worked at a national investment consulting firm, focused on investment policy direction and manager evaluation and selection. Mr. McGarry is a CFA Charterholder and a CAIA Charterholder. Mr. McGarry also serves as a member of the Investment Committee.

Paul Richards has served as our Vice President of Asset Management and Financing since 2018. Mr. Richards has also served as Vice President of Asset Management of NHT since March 2019 and as VP of Originations and Investments of NREF since February 2020. His primary responsibilities are to research and conduct due diligence on new investment ideas, perform valuation and benchmark analysis, monitor and manage investments in the existing real estate portfolio, and provide industry support for NexPoint’s real estate team. Mr. Richards has served as a director for NREA since 2019 and joined in 2017. From 2016 to 2017, Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. NHT, NREF, NREA and NexPoint Asset Management are all affiliates of the Company. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

David Willmore, has served as the Chief Accounting Officer for NexPoint since 2021. Mr. Willmore has also served as the VP of Finance for NREF and NXRT since February 2020. Mr. Willmore has also served as Senior Manager at NXRT since March 2019 and Senior Vice President of Accounting and Finance of NexPoint Homes since June 2022. He was previously Senior Manager at NXRT from April 2019 to February 2020 and a Senior Manager at a former NexPoint affiliate from February 2017 to March 2019. NexPoint, NREF, NXRT and NexPoint Homes are all affiliates of the Company. With over ten years of accounting, auditing, and financial reporting experience, his primary responsibilities are to implement the financial and operational strategies of NexPoint’s public and private REITs and registered investment funds as well as ensure timely and accurate accounting and reporting. Before joining in October 2011, Mr. Willmore began his career at Deloitte & Touche LLP as an auditor in the Audit and Enterprise Risk Services Group.

Tom Chapline, has served as the Vice President of Finance of our Company since February 2023, was a Senior Fund Analyst at NexPoint from 2017 to 2022 and has served as a Senior Manager at NexPoint since 2022. With seven years of financial reporting experience, Mr. Chapline’s responsibilities include managing our consolidated financial reporting, accounting and operations. Mr. Chapline also manages the financial reporting, accounting and operations of NexPoint Homes and private REITs on the NexPoint platform. NexPoint is an affiliate of the Company. Prior to joining NexPoint in 2017, Mr. Chapline was a Senior Associate at KPMG. Over his three years at KPMG, Mr. Chapline was responsible for leading teams on hedge fund and private equity audit engagements. Mr. Chapline received his MS and BBA in Accounting from Southern Methodist University and is a licensed Certified Public Accountant in the state of Texas.

Graham Strong, has served as our Manager’s Chief Financial Officer since 2018 and is responsible for administrative, financial and risk management functions including, but not limited to, the development of financial and operational strategies, metrics tied to strategy, and the ongoing development and monitoring of control systems designed to facilitate growth, preserve company assets and report accurate and timely financial results. Prior to joining our Manager, Mr. Strong served for several years on the management team of one of the largest independent, middle market equipment and technology lessors in North America. Within that organization, Mr. Strong was charged with the management of the corporate treasury, accounting and tax functions. Prior to Mr. Strong’s stint within the equipment and technology leasing industry, he served as Vice President of Finance for a large, regional originator of residential mortgages. Mr. Strong received his Master of Business Administration with a Concentration in Finance from the Williams College of Business at Xavier University. Additionally, he received his Bachelor of Business Administration, Major in Accounting, from the Carl H. Lindner College of Business at the University of Cincinnati. He is a Certified Public Accountant (CPA) and a Chartered Global Management Accountant (CGMA).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders.

Based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, we believe that during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except the following reports: (i) one Form 4 filed in April 2023 (reporting 9 transactions) for Dana Sprong, (ii) one Form 4 filed in April 2023 (reporting 9 transactions) for Ryan McGarry, (iii) one Form 4 filed in August 2023 (reporting 6 transactions) for Dana Sprong, (iv) one Form 4 filed in August 2023 (reporting 6 transactions) for Ryan McGarry, (v) a Form 4 reporting two transactions for Dana Sprong and (vi) a Form 4 reporting two transactions for Ryan McGarry.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

We are externally managed by our Adviser pursuant to the Advisory Agreement. In addition, prior to the Internalization our properties were externally managed by our Manager pursuant to management agreements between the Manager and subsidiaries of our OP (the “Management Agreements”) and the amended and restated side letter, dated July 31, 2020, among our Manager, our OP and other parties thereto (as amended from time to time, the “Side Letter”).

Because our officers are employed by our Adviser or were employed by our Manager prior to the Internalization, our officers have not historically received any cash compensation from us for their services as our officers and we do not expect our officers that are employed by our Adviser to receive cash compensation from us for their services as our officers so long as our officers are employed by our Adviser. The Company does not reimburse and does not plan to reimburse our Adviser for salary or benefits paid to the Company’s named executive officers. Instead, we pay our Adviser the fees described under “Certain Relationships and Related Transactions, and Director Independence-Transactions with Related Persons-Advisory Agreement.” For the year ended December 31, 2023, we paid approximately $19 million in fees to our Adviser. Prior to the Internalization, the Company did not reimburse our Manager for salary or benefits paid to the Company’s named executive officers. Instead, we paid our Manager the fees described under “Certain Relationships and Related Transactions, and Director Independence-Transactions with Related Persons-Management Agreements and Side Letter.” For the year ended December 31, 2023, we paid approximately $13.8 million in fees to our Manager, which, following the Internalization, are eliminated in consolidation.

On August 3, 2023, the OP, VineBrook Management, LLC, VineBrook Development Corporation, VineBrook Homes Property Management Company, Inc., VineBrook Homes Realty Company, Inc., VineBrook Homes Services Company, Inc. and certain individuals set forth therein (collectively, the “Contributors”) and Dana Sprong, solely in his capacity as the representative of the Contributors (the “Contributors Representative”) entered into a contribution agreement (the “Contribution Agreement”) pursuant to which, among other things, the OP acquired all of the outstanding equity interests in the Manager (the “Internalization”). Following the closing of the Internalization, the Manager is a wholly owned subsidiary of the OP and the Manager’s internalized employees continue to manage the day-to-day operations of the VineBrook Portfolio. See “Certain Relationships and Related Transactions, and Director Independence-Transactions with Related Persons-The Internalization.”

Executive Compensation in 2023

As described above, during the year ended December 31, 2023, our executive officers were employed by our Adviser or, prior to the Internalization, our Manager. Neither we, nor our compensation committee, makes any decisions regarding the executive officer’s compensation, employee benefits, or other types of compensation paid to our executive officers by our Adviser or its affiliates or, prior to the Internalization, by the Manager or its affiliates. For the year ended December 31, 2023, our compensation committee only reviewed and approved the equity-based awards to be paid or made by us to our executive officers who are officers of the Adviser. As such, we did not provide any of our executive officers who are officers of the Adviser with any cash compensation, pension benefits or nonqualified deferred compensation plans during the year ended December 31, 2023.

In connection with the Internalization, on August 3, 2023, the Manager entered into offer letters (the “Offer Letters”) with Mr. Sprong and Mr. McGarry to retain their services following the Internalization. Under the Offer Letters, Mr. Sprong serves as Managing Partner and Chief Executive Officer of the Manager and Mr. McGarry serves as Managing Partner and Chief Operating Officer of the Manager. Pursuant to the terms of the Offer Letter, Mr. Sprong and Mr. McGarry will each receive a salary at an annual rate of $550,000 per year in exchange for their services and will be eligible for cash bonuses and to participate in the Company’s 2023 Long Term Incentive Plan (the “2023 LTIP”). For each of Mr. Sprong and Mr. McGarry, the cash bonus for 2023 had a target of $400,000 pursuant to the achievement of annual growth of rehabilitations of properties in the VineBrook Portfolio, integration of the Manager following the Internalization and succession planning. Bonus amounts paid in 2023 are reported in the “Non-Equity Incentive Plan Compensation” column of the summary compensation table below. In addition, on the closing date of the Internalization, Mr. Sprong and Mr. McGarry were each granted performance shares under the 2023 LTIP with a target value of $2 million pursuant to performance share award agreements. Vesting of the performance shares is based on the achievement of annual Company portfolio growth, annual growth of rehabilitations of properties in the VineBrook Portfolio, net operating income growth over the next three years and core funds from operations per share growth over three years. In addition, Mr. Sprong and Mr. McGarry each received a one-time grant of profits interest units under the 2023 LTIP with a value of $15 million, which will vest in full on February 28, 2026, subject to continued employment.

In connection with the Internalization and the Offer Letters, on August 3, 2023 we, the OP and the Manager entered into a severance agreement with each of Mr. Sprong and Mr. McGarry. Pursuant to the severance agreement, if the executive is terminated without cause or voluntarily terminates his employment for good reason, such executive will be entitled to receive a lump sum payment equal to $1,650,000 and all unvested awards granted under the 2023 LTIP and the 2018 LTIP will vest and become nonforfeitable on the 55th day following such executive’s separation. In the event that an executive is terminated in connection with a change in control transaction, such executive will be entitled to receive a lump sum payment equal to $2,200,000 and all unvested awards granted under the 2023 LTIP and 2018 LTIP shall vest and become nonforfeitable of the 55th day following such executive’s separation. All payments to an executive upon separation under the separation agreement are contingent upon (i) such executive signing and not revoking a separation agreement and release of claims, (ii) a determination by the Board or the compensation committee that either (x) reduction of the payments or (y) payment in full would result in a better net after tax treatment of such executive under Section 4999 of the Internal Revenue Code, and (iii) a determination by the compensation committee that such executive has not breached any confidentiality, non-competition, non-solicitation, no-hire and/or non-disparagement obligations.

Role of Compensation Committee

As described above, we do not have agreements with any of our executive officers employed by our Advisor regarding their cash compensation, nor do we or our compensation committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to our executive officers employed by our Adviser or its affiliates. Our compensation committee only reviews and approves the equity-based awards to be paid or made by us to our named executive officers employed by our Adviser based on recommendations from our President.

Following the closing of the Internalization, the compensation committee oversees and approves key aspects of executive compensation, including salaries, cash bonuses, corporate goals and individual objectives, and the size and structure of long term incentive awards for our named executive officers employed by the Company or its affiliates, including the Manager, based on recommendations of the President and the independent compensation consultant. The compensation committee approves objectives designed to align executive pay with Company performance and stockholder interests and seeks to provide competitive pay opportunities tied to performance and designed to retain talent, maximize stockholder value and mitigate material risk.

When considering compensation decisions affecting Mr. Sprong and Mr. McGarry in the Internalization, the compensation committee considered the aggregate amount and mix of all components of compensation, including the advice of its independent compensation consultant, competitive market data, and the significant equity ownership such executives had as a result of their role in founding the Manager. Beginning in 2024, the compensation committee will conduct an annual evaluation process of Mr. Sprong and Mr. McGarry. The Committee will determine and approve the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of Mr. Sprong and Mr. McGarry. Neither Mr. Sprong nor Mr. McGarry will have a role in or be present during discussions regarding their compensation.

Role of Executive Officers

The compensation committee is responsible for approving any equity-based awards to be paid or made by us to our named executive officers. Our President annually reviews the financial performance of the Company, current market conditions and the performance of each executive officer of the Company employed by the Adviser and based on these reviews, provides a recommendation regarding the appropriate equity-based grants, if any, to be presented to the compensation committee for approval.

Role of Compensation Consultants

The compensation committee has sole authority under its charter to retain advisors and consultants as it deems appropriate. The compensation committee retained Ferguson Partners Consulting (“Ferguson”), a nationally recognized leader in advising REITs on executive compensation and related matters, as its compensation consultant in connection with the Internalization. In connection with the Internalization, Ferguson worked with management to provide the compensation committee with advice and recommendations on a compensation package for employees in connection with the Internalization.

Ferguson reported directly to the compensation committee and did not provide services to the Company’s management that are not under the compensation committee’s purview. In retaining Ferguson, the compensation committee considered all factors relevant to Ferguson’s independence from management, as required by the compensation committee charter and based on that review concluded that no conflict of interest existed that would prevent Ferguson from serving as an independent compensation consultant to the compensation committee.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers during the fiscal year presented.

Name and Principal Position	Year		Salary ($)		Non-Equity Incentive Plan Compensation ($)(3)	Stock Awards ($)(4)	Other Compensation ($)(5)	Total ($)
Brian Mitts,	2023		-		-	2,170,530	-	2,170,530
Director, President, Chief Executive Officer, Chief Financial Officer, Assistant Secretary and Treasurer	2022		-		-	1,359,997	-	1,359,997
Dana Sprong,	2023		230,694	(2)	150,000	16,008,744	3,807.75	16,393,246
Director, Senior Vice President of Acquisitions and Dispositions	2022	(1)			-	-	-	-
Ryan McGarry	2023		230,694	(2)	150,000	16,008,744	3,807.60	16,393,246
Senior Vice President of Asset Management	2022	(1)			-	-	-	-

(1) During the fiscal year ended December 31, 2022 and prior to the Internalization on August 3, 2023, Mr. Sprong and Mr. McGarry were employed by the Manager and did not receive any compensation from us for their services as a director and officer or officer, respectively.

(2) The amounts reported in the “Salary” column reflect a prorated amount of annual base salary for a portion of the year following the Internalization in which Mr. Sprong and Mr. McGarry were employed by the Company.

(3) The amounts reported in the “Non-Equity Incentive Compensation” column represent cash bonuses awarded to our NEOs based on achievement of individual and Company performance metrics for the applicable year.

(4) The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units, or profit interest units, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 and Note 10 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions made in determining these values.

The amounts reported in the “Stock Awards” column represent an estimate of the aggregate grant date fair value of performance shares in accordance with ASC Topic 718 based on the most probable outcome of the performance conditions on the grant date. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. For performance shares granted in fiscal year 2023, amounts assume (i) below threshold performance related to the achievement of annual Portfolio growth during fiscal year 2023, (ii) maximum performance related to the achievement of annual growth of rehabilitations of properties in our portfolio during fiscal year 2023, (iii) below threshold performance related to the achievement of net operating income growth from 2023 to 2026 and (iv) 125% of target performance (between target and maximum performance) related to the achievement of core funds from operations per share growth from 2023 to 2026. The performance share awards have a maximum payout of 150% of target number of shares. The grant date fair value of performance share awards granted in fiscal year 2023 assuming maximum achievement of the related performance conditions is $2,932,899 for each of Mr. Sprong and Mr. McGarry. The Company evaluates the probability of achievement of the performance conditions under applicable accounting rules and guidance quarterly and begins accruing expenses for such performance shares following a determination that the achievement of the performance conditions is probable under applicable accounting rules and guidelines.

(5) The amounts reported in the “Other Compensation” column represent the aggregate amount the Company contributed through 401(k) matches for the portion of the year following the Internalization in which Mr. Sprong and Mr. McGarry were employed by the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

	STOCK AWARDS			EQUITY INCENTIVE PLAN AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(1)	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED		MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Brian Mitts	82,667	(2)	$4,873,220	-
Dana Sprong	389,440.87	(3)	$22,955,181	11,897.205	(4)	$701,340
Ryan McGarry	389,400.87	(3)	$22,955,181	11,897.205	(4)	$701,340

(1)	Market value is based on the NAV of our common stock as of December 31, 2023 ($58.95).

(2)

Consists of restricted stock units granted on May 11, 2020, February 15, 2021, February 17, 2022 and April 11, 2023. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2023, there were 11,896 restricted stock units not vested, which will vest one-fifth on May 11, 2024 and four-fifths on the date of the successful completion of an initial public offering of our common stock. With respect to the restricted stock units granted on February 15, 2021, as of December 31, 2023, there were 14,360 restricted stock units not vested, which vested one-sixth on February 15, 2024 and will vest one-sixth on February 15, 2025 and two-thirds on the date of the successful completion of an initial public offering of our common stock. With respect to the restricted stock units granted on February 17, 2022, as of December 31, 2023, there were 21,980 restricted stock units not vested, which vested one-seventh on February 17, 2024 and will vest one-seventh on February 17, 2025, one-seventh on February 17, 2026 and four-sevenths on the date of the successful completion of an initial public offering of our common stock. With respect to the restricted stock units granted on April 11, 2023, as of December 31, 2023, there were 34,431 restricted stock units not vested, which vested one-eighth on April 11, 2024 and will vest one-eighth on April 11, 2025, one-eighth on April 11, 2026, and one-eighth on April 11, 2027 and one-half on the date of the successful completion of an initial public offering of our common stock.

(3)

Consists of (i) profits interest units granted on May 11, 2020, May 31, 2021 and August 3, 2023 and (ii) performance shares earned based on the determination of the compensation committee as to the satisfaction of the applicable performance metrics for the performance period commencing on January 1, 2023 and ending on December 31, 2023. With respect to the profits interest units granted on May 11, 2020, as of December 31, 2023, there were 60,733.75 profits interest units not vested, which will vest one-fifth on May 11, 2024 and four-fifths on the date of the successful completion of an initial public offering of our common stock or a change of control (as defined in the profits interest unit award agreement, as amended). With respect to the profits interest units granted on May 11, 2021, as of December 31, 2023, there were 78,825.75 profits interest units not vested, which vested one-sixth on March 30, 2024 and will vest one-sixth on March 30, 2025 and two-thirds on the date of the successful completion of an initial public offering of our common stock or a change of control. With respect to the profits interest units granted on August 3, 2023, as of December 31, 2023, there were 237,944.16 profits interest units not vested, which will vest on February 28, 2026. The 11,897.205 earned performance share awards vest one-fourth on January 1, 2025, one-fourth on January 1, 2026, one-fourth on January 1, 2027 and one-fourth on January 1, 2028.

(4)

 Represents performance shares previously granted pursuant to the 2023 LTIP for the performance period commencing on January 1, 2023 and ending on December 31, 2026. The amount presented assumes payout at threshold for the relative net operating income growth and core funds from operations per share growth from January 1, 2023 to December 31, 2026. The compensation committee will determine performance relating to these performance shares after fiscal year 2026 with performance shares earned vesting one-half on January 1, 2027 and one-half January 1, 2028.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Retirement Benefits

We maintain a defined contribution 401(k) plan intended to be a safe harbor plan, under which full-time employees who are at least 21 years old and completed a month of service may participate, subject to certain exceptions. We match each employee’s contributions dollar-for-dollar up to 5% of such employee’s eligible earnings and may make discretionary matching and profit-sharing contributions that vest over three years.

Benefits

We provide to all full-time employees, including our NEOs, a competitive benefits package, which includes health and welfare benefits, such as medical, dental, vision, short- and long-term disability insurance and other supplemental benefits.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Adviser is terminated involuntarily by the Adviser for reasons other than for cause, by the officer for good reason, or otherwise due to such officer’s death, disability or retirement, all outstanding restricted stock units granted that have not previously vested or been forfeited, will vest. If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the award agreement, all outstanding restricted stock unit awards held by our officers that have not previously vested or been forfeited, will vest. See “⸺Outstanding Equity Awards at Fiscal Year-End” above for the market value of outstanding restricted stock units as of December 31, 2023 that would have vested if any of the events described above occurred on December 31, 2023.

As discussed above, in connection with the Internalization we, the OP and the Manager entered into a severance agreement with each of Mr. Sprong and Mr. McGarry. Pursuant to the severance agreement, if the executive is terminated without cause or voluntarily terminates his employment for good reason, such executive will be entitled to receive a lump sum payment equal to $1,650,000 and all unvested awards granted under the VineBrook Homes Trust, Inc. 2018 Long Term Incentive Plan (the “2018 LTIP”) and the 2023 LTIP will vest and become nonforfeitable on the 55th day following such executive’s separation. In the event that an Executive is terminated in connection with a change in control transaction, such executive will be entitled to receive a lump sum payment equal to $2,200,000 and all unvested awards granted under the 2018 LTIP and 2023 LTIP shall vest and become nonforfeitable of the 55th day following such executive’s separation. All payments to an executive upon separation under the separation agreement are contingent upon (i) such executive signing and not revoking a separation agreement and release of claims, (ii) a determination by the Board or the compensation committee that either (x) reduction of the payments or (y) payment in full would result in a better net after tax treatment of such executive under Section 4999 of the Internal Revenue Code, and (iii) a determination by the compensation committee that such executive has not breached any confidentiality, non-competition, non-solicitation, no-hire and/or non-disparagement obligations. In addition, on August 3, 2023 we entered an amendment to the vesting schedule of the profits interest unit award agreements for each of Mr. Sprong and Mr. McGarry with respect to grants made on May 11, 2020 and May 31, 2021. Pursuant to these amendments, one-half of the awards granted that previously vested upon the date of the successful completion of an initial public offering of our common stock now vest upon the earlier of (i) the date of the successful completion of an initial public offering of our common stock or (ii) the consummation of a change of control (as defined in the amendments). See “⸺Outstanding Equity Awards at Fiscal Year-End” above for the market value of unvested awards as of December 31, 2023 that would have vested if any of the events described above occurred on December 31, 2023.

In general, except as may be otherwise prescribed by the compensation committee in any award agreement, the 2018 LTIP and 2023 LTIP provide that a change of control will be deemed to have occurred if: (a) a person or group becomes the beneficial owner of 50.1% or more or 35% or more, respectively, of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions (an “Ownership Change”), (b) we close a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in our ownership or leadership, in each case which causes either (i) the persons or groups who are the beneficial owners of 50.1% or more or 35% or more, respectively, of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, or (ii) a person or group to become the beneficial owner of 50.1% or more or 35% or more, respectively, of the outstanding shares of common stock or the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the entity resulting from such transaction, subject to certain exceptions, in each case as further described in the 2018 LTIP and 2023 LTIP, or (c) our stockholders approve our complete liquidation or dissolution. Each of the applicable award agreements for restricted stock units provide that an Ownership Change will only be deemed to have occurred if a person or group becomes the beneficial owner of 75% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions, and that a change of control will also be deemed to have occurred if the Adviser is terminated. Each of the applicable award agreements for profits interest units provide that an Ownership Change will only be deemed to have occurred if a person or group becomes the beneficial owner of 75% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally for the election of directors, subject to certain exceptions, and that a change of control will also be deemed to have occurred if the Adviser is terminated.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2018 LTIP	987,577 shares of the Company’s common stock(1)	N/A	- (3)
2023 LTIP	563,134 shares of the Company’s common stock(2)	N/A	436,866 shares of the Company’s common stock(4)
Equity compensation plans not approved by security holders
None	-	N/A	-
Total	1,550,711 shares of the Company’s common stock	N/A	436,866 shares of the Company’s common stock

(1)	Represents 569,732 restricted stock units and 417,845 profit interest units issued under our 2018 LTIP.

(2)

Represents (i) 23,794 earned performance shares, (ii) 63,452 performance shares representing target performance related to the achievement of net operating income growth from 2023 to 2026 and target performance related to the achievement of core funds from operations per share growth from 2023 to 2026 and (iii) 475,888 profits interest units issued under our 2023 LTIP.

(3)

On July 11, 2023, the Company’s stockholders approved the 2023 LTIP, which replaced the 2018 LTIP, and we will not issue any new awards under our 2018 LTIP on or after the date of such stockholder approval.

(4)

The 2023 LTIP has an initial share reserve of 1,000,000 shares of the Company’s common stock, which amount will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2024, in an amount equal to 10% of the total number of outstanding common units of the OP (the “OP Units”) and vested profits interest units in the OP that are outstanding on December 31st of the preceding calendar year. The Board may act prior to each such January 1st to determine that there will be no increase in the share reserve for that year or that the increase will be less than the number of shares of common stock by which the share reserve would otherwise increase.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2022 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Transactions with Related Persons

Advisory Agreement

Our Adviser acts as our adviser under the Advisory Agreement. Mr. Dondero is the President of the Adviser and co-founder of NREA, which is the parent of our Adviser, and Mr. Mitts is an employee of the Adviser and co-founder of NREA. Pursuant to the Advisory Agreement, we pay our Adviser, on a monthly basis in arrears, an advisory fee at an annualized rate of 0.75% of our gross asset value. Gross asset value means the value of our total assets as determined in accordance with generally accepted accounting principles (“GAAP”) on an unconsolidated basis plus our pro rata share of leverage at our OP. Our Adviser manages our operations and its responsibilities include, among other duties, recommending distributions and related amounts to our Board, preparing our quarterly consolidated unaudited financial statements and annual consolidated financial statements prepared under GAAP, managing our annual audit, developing and maintaining appropriate internal accounting controls, maintaining our REIT status, calculating our NAV, processing purchases and redemptions of shares of our common stock, reporting to investors, preparing our tax filings, raising capital for us, procuring debt financing and other responsibilities customary for an external advisor to an SFR REIT.

Additionally, we are required to pay directly or reimburse our Adviser for all of the documented “operating expenses” (all out-of-pocket expenses of our Adviser in performing services for us, including but not limited to the expenses incurred by our Adviser in connection with any provision by our Adviser of legal, accounting, financial and due diligence services performed by our Adviser that outside professionals or outside consultants would otherwise perform, compensation expenses under our 2018 LTIP and 2023 LTIP and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Adviser required for our operations) and “offering expenses” (any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses) paid or incurred by our Adviser or its affiliates in connection with the services it provides to us pursuant to the Advisory Agreement.

Reimbursement of operating expenses plus the advisory fees paid to our Adviser, may not exceed 1.5% of our average total gross asset value for any calendar year or portion thereof, provided, however, that this limitation will not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation, an initial public offering of our equity securities, an internalization, mergers and acquisitions and other events outside our ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of real estate assets. Average total gross asset value means the average of the total assets of the Company and our OP, as determined in accordance with GAAP on a consolidated basis, at the end of each month (or partial month) (1) for which any fee under the Advisory Agreement is calculated or (2) during the year for which any expense reimbursement under the Advisory Agreement is calculated

For the years ended December 31, 2023 and 2022 the Company incurred advisory fees of approximately $19.0 million and $16.1 million, respectively, which is included in advisory fees on the consolidated statements of operations and comprehensive income (loss).

The Advisory Agreement may be terminated with 180 days’ notice prior to the expiration of the then-current term, without cause, by either us or our Adviser. In addition, we may terminate the Advisory Agreement 30 days after the delivery of written notice to our Adviser stating that a Cause Event (as defined in the Advisory Agreement) has occurred. Our Adviser may terminate the Advisory Agreement (1) 30 days after written notice has been delivered to us if we default in the performance or observance of any material term, condition or covenant contained in the Advisory Agreement and such default has continued for a period of 30 days after receipt of written notice by us of such default or (2) by giving written notice to us in the event that any of our Adviser’s designees are not elected or appointed to our Board pursuant to the terms of the Advisory Agreement. The Advisory Agreement automatically terminates upon an internalization. If the Advisory Agreement is terminated other than as a result of a Cause Event or an internalization, our Adviser will be entitled to a termination fee (the “Adviser Termination Fee”) in the amount of three times the annual advisory fee earned by our Adviser for the trailing 12-month period prior to the termination. In instances where the Advisory Agreement is terminated as a result of a Cause Event or internalization, no Adviser Termination Fee is owed.

If we and our Adviser agree to internalize our Adviser, we will purchase all of the outstanding partnership interests of our Adviser and pay our Adviser the internalization fee in stock of the Company. The internalization fee equals three times the sum of the annual advisory fee for the trailing 12-month period as of the month end immediately preceding the date we and our Adviser agree to the internalization; provided, however, the fee shall be capped at 2.5% of the combined equity value of the Company and the OP on a consolidated basis at the time of the internalization.

Under the Advisory Agreement, we are also required to indemnify our Adviser and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to certain of our Adviser’s acts or omissions.

Management Agreements and Side Letter

Prior to the Internalization, which was completed on August 3, 2023, we retained our Manager to renovate, lease, maintain and operate generally all of our properties under the various Management Agreements. Mr. Sprong and Mr. McGarry led and co-owned the Manager prior to the Internalization.

Under the Management Agreements, monthly in arrears, our Manager is entitled to (i) an acquisition fee equal to 1.0% of the gross purchase price paid for any new property acquired during the month, (ii) a construction fee monthly in arrears that shall not exceed the greater of 10% of construction costs or $1,000, whichever is higher, in connection with the repair, renovation, improvement or development of any newly acquired property, and (iii) a property management fee monthly in arrears equal to a percentage of collected rental revenues for all properties during the month as follows:

•	8.0% of collected rental revenue up to and including $45 million on an annualized basis;

•	7.0% of the incremental collected rental revenue above $45 million but below and including $65 million on an annualized basis;

•	6.0% of the incremental collected rental revenue above $65 million but below and including $85 million on an annualized basis; and

•	5.0% of the incremental collected rental revenue above $85 million on an annualized basis.

Under the Side Letter, the Manager’s EBITDA (as defined in the Management Agreements) derived from management fees in any fiscal year was capped at the greater of (1) $1.0 million (the “Dollar Cap”) or 0.5% of the combined equity value of the Company and the OP on a consolidated basis per fiscal year (“Equity Cap”). The Dollar Cap or Equity Cap, as applicable, was paid (1) in cash in an amount equal to the tax obligations of the Manager’s equity holders resulting from the aggregate management fees earned in such fiscal year (up to a maximum rate of 25%) and (2) with respect to the remaining portion of the Dollar Cap or Equity Cap, as applicable, in the form of Class C OP Units issued to our Manager at a price per OP Unit equal to the Cash Amount (as defined in the OP LPA) as of the applicable date. The Equity Cap reset each year as of the first business day of the fiscal year.

For the years ended December 31, 2023 and 2022, we incurred property management fees of approximately $13.8 million, and $14.7 million, respectively. Following the closing of the Internalization, property management fees are eliminated in consolidation.

Pursuant to the Side Letter, the Manager was able to request from the OP from time-to-time an advance on acquisition and construction fees (the “Fee Advances”) to fund the performance of its obligations under the Management Agreements. Each Fee Advance was repaid from future acquisition and construction fees earned by and owed to the Manager. Fee Advances, if any, are included in the line item due from Manager on the consolidated balance sheets. As of the date of the Internalization and December 31, 2022, the Company recorded no receivable for Fee Advances.

Pursuant to the Side Letter, in the event the Manager did not have sufficient cash flow from operations to meet its budgeted obligations under the Management Agreements, the Manager was able, from time to time, to request from the Company a temporary loan (the “Backstop Loan”) to satisfy the shortfall. Backstop Loans were interest free, could be prepaid at any time and could not exceed a principal amount that was, in the aggregate, equal to the lesser of the internalization fee or termination fee under the applicable Management Agreement. Unless otherwise repaid, each Backstop Loan was payable upon termination of the applicable Management Agreement. Backstop Loans are included in the line item due from Manager on the consolidated balance sheets. As of the date of the Internalization, the balance of the Backstop Loan was $0.7 million, which was settled upon the completion of the Internalization. As of December 31, 2022, the balance of the Backstop Loan due from the Manager was approximately $0.7 million. The Side Letter was terminated in connection with the Internalization.

The Internalization

Under the terms of the Side Letter, the Company and the OP had the right and option (but not the obligation) to purchase all of the equity interests of the Manager at a price calculated by a formula specified in the Side Letter (the “Call Right”). The purpose of the Call Right was to provide the Company and the OP with the ability to internally perform the responsibilities and obligations of the Manager under the Management Agreements. On June 28, 2022, the Company sent a notice (the “Call Right Notice”) to the Manager notifying the Manager of its intention to exercise its Call Right and internalize the Manager.

On August 3, 2023, the OP, the Contributors and the Contributor’s Representative entered into the Contribution Agreement pursuant to which, among other things, the OP acquired all of the outstanding equity interests in the Manager. As a result of sending the Call Right Notice, the internalization fee the Company paid to acquire the Manager was $20.3 million, prior to closing adjustments, which was fixed based on May 31, 2022 data. The internalization fee was paid in a combination of cash and OP Units. As a result of the Internalization, the Manager became a wholly owned subsidiary of the OP and the VineBrook Portfolio is now internally managed.

The Internalization process was overseen by an independent special committee of the Board, comprised solely of all of the disinterested directors. The Company also made equity grants under the Company's 2023 LTIP to certain employees who the Company hired in connection with the Internalization, including Dana Sprong and Ryan McGarry.

Following the Internalization, the Manager’s internalized employees continue to be responsible for the day-to-day management of the properties, leasing the properties, managing resident situations, collecting rents, paying operating expenses, managing maintenance issues, accounting for each property using GAAP, the identification of potential SFR properties and the acquisition and disposition of SFR properties approved by the Investment Committee or pursuant to authority delegated to the Manager by the Investment Committee. The Adviser’s duties did not change as a result of the Internalization. Certain SPEs from time to time may have property management agreements with independent third parties. These are typically the result of maintaining legacy property managers after an acquisition to help transition the properties to us or, in the case of a future sale, to manage the properties until they are sold.

Dealer Manager Fees

On August 28, 2018, we commenced a non-registered continuous private placement of up to 40,000,000 shares of our common stock (the “Private Offering”) pursuant to the safe harbor of Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act of 1933, as amended. The Private Offering closed on September 14, 2022. Investors in our Private Offering were charged a dealer manager fee of between 0.50% and 3.00% of gross investor equity by NexPoint Securities, Inc. (the “Dealer Manager”) for sales of shares in the Private Offering, subject to certain breakpoints and various terms of the agreements with the Dealer Manager. The Dealer Manager could re-allow the dealer manager fee, in whole or in part in its sole discretion, to one or more broker-dealers. At the sole discretion of the Dealer Manager, the dealer manager fee could be partially or fully waived. The Dealer Manager is an affiliate of the Adviser.

Organization and Private Offering Expenses

Offering and organizational expenses (“O&O Expenses”) could be incurred in connection with sales in the Private Offering at the discretion of the Company and were borne by investors through a fee of up to 0.50% of gross investor equity for sales through Raymond James & Associates, Inc. and up to 1.00% of gross investor equity for other sales. O&O Expenses were intended to reimburse the Company, Adviser and placement agents for the costs of maintaining the Private Offering and selling costs incurred in raising equity under the Private Offering. Payments for bona fide expenses and reimbursements are O&O Expenses which are recorded as a reduction to equity.

NexBank

The Company, the OP, NexPoint Homes and NexPoint SFR Operating Partnership, L.P. (the “SFR OP”) maintain bank accounts with an affiliate of the Adviser, NexBank N.A. (“NexBank”). NexBank charges no recurring maintenance fees on the accounts. As of December 31, 2023, in the VineBrook reportable segment, the Company and OP had approximately $0.1 million and less than $0.1 million, respectively, in cash at NexBank. As of December 31, 2022, in the VineBrook reportable segment, the Company and OP had approximately $23.1 million and $16.0 million, respectively, in cash at NexBank. As of December 31, 2023, in the NexPoint Homes reportable segment, NexPoint Homes and the SFR OP had approximately $0.1 million and $0.1 million, respectively, in cash at NexBank. As of December 31, 2022, in the NexPoint Homes reportable segment, NexPoint Homes and the SFR OP had approximately $1.6 million and $0.3 million, respectively, in cash at NexBank.

NexPoint Homes Transactions

On June 8, 2022, the Company, through the OP, entered into a contribution agreement (the “NexPoint Homes Contribution Agreement”) with NexPoint Homes, which is externally advised by an affiliate of our Adviser. In accordance with the NexPoint Homes Contribution Agreement, the OP contributed $50.0 million to NexPoint Homes in exchange for 2,000,000 shares of Class A common stock, par value $0.01 per share of NexPoint Homes (the “NexPoint Homes Class A Shares”). The NexPoint Homes Class A Shares were issued and valued at $25.00 per share. The NexPoint Homes Class A Shares owned by VineBrook are eliminated in consolidation for financial reporting purposes.

Also on June 8, 2022, the Company, through the OP, loaned $50.0 million to NexPoint Homes in exchange for $50.0 million of 7.50% convertible notes of NexPoint Homes (the "NexPoint Homes Convertible Notes"). The NexPoint Homes Convertible Notes bear interest at 7.50%, are interest only during the term of the NexPoint Homes Convertible Note and mature on June 30, 2027. From August 1, 2022 through March 31, 2027, the NexPoint Homes Convertible Notes are convertible into Class A Shares of NexPoint Homes at the election of the OP at the then-current net asset value, subject to certain limitations, including NexPoint Homes' right to prohibit conversion if, among other things, conversion would negatively impact NexPoint Homes’ REIT status. Subsequent to June 8, 2022, NexPoint Homes repaid $20.0 million of the NexPoint Homes Convertible Notes and the balance of the NexPoint Homes Convertible Notes was $19.5 million as of December 31, 2023. The NexPoint Homes Convertible Notes owned by VineBrook are eliminated in consolidation for financial reporting purposes.

In connection with the Company’s consolidated investment in NexPoint Homes, the Company consolidated non-controlling interests in NexPoint Homes that were contributed by affiliates of the Adviser. As of December 31, 2022 and December 31, 2023, these affiliates had contributed approximately $106.7 million and $113 million, respectively, of equity to NexPoint Homes. Additionally, the Company consolidated five SFR OP convertible notes that are loans from affiliates of the Adviser to the SFR OP that bear interest at 7.50% and mature on June 30, 2027 (the “SFR OP Convertible Notes”). As of December 31, 2023 and December 31, 2022, the total principal outstanding on the SFR OP Convertible Notes was approximately $102.6 million and $100.1 million, respectively, which is included in notes payable on the consolidated balance sheets.

The Company consolidates an approximately $4.8 million loan from the SFR OP to the NexPoint Homes Manager (defined below) (the “HomeSource Note”). The HomeSource Note bears interest at daily SOFR plus 2.00% and matures on February 1, 2027. In connection with the HomeSource Note, the SFR OP received a 9.99% non-voting interest in the NexPoint Homes Manager (the “HomeSource Investment”). The HomeSource Note and the HomeSource Investment are included in prepaid and other assets on the consolidated balance sheet.

On June 30, 2023, the general partner of the SFR OP executed the Second Amended and Restated Limited Partnership Agreement of the NexPoint SFR Operating Partnership, L.P. (the “Second OP LPA”) which subdivided and reclassified the outstanding SFR OP Units into Class A, Class B and Class C Common Units. The Second OP LPA generally provides that the newly created Class A Common Units and Class B Common Units will each have 50.0% of the voting power of the SFR OP Units, including with respect to the election of directors to the board of directors of the SFR OP. The Class C Common Units have no voting power. The reclassification of the SFR OP Units did not have a material effect on the economic interests of the holders of the SFR OP Units. In connection with the Second OP LPA, the SFR OP Units held by NexPoint Homes were reclassified into Class A Common Units. As of December 31, 2023, the Company determined it was still appropriate to consolidate NexPoint Homes.

On June 8, 2022, NexPoint Homes entered into an advisory agreement (the “NexPoint Homes Advisory Agreement”) with NexPoint Real Estate Advisors XI, LP (the “NexPoint Homes Adviser”), an affiliate of the Adviser. Under the terms of the NexPoint Homes Advisory Agreement, the NexPoint Homes Adviser manages the day-to-day affairs of NexPoint Homes for a fee equal to 0.75% of the consolidated enterprise value of NexPoint Homes. For the year ended December 31, 2022, no fees were collected by the NexPoint Homes Adviser in connection with the NexPoint Homes Advisory Agreement as the NexPoint Homes Adviser waived approximately $2.3 million of fees through December 31, 2022. As of December 31, 2023, NexPoint Homes has $2.8 million of accrued advisory fees payable.

The NexPoint Homes portfolio is generally managed by HomeSource Operations, LLC, a Delaware limited liability company (the “NexPoint Homes Manager”), pursuant to the terms of a management agreement, dated June 8, 2022 (the “NexPoint Homes Management Agreement”), among the NexPoint Homes Manager and the SFR OP. The NexPoint Homes Manager is responsible for the day-to-day management of the NexPoint Homes portfolio, paying operating expenses, managing maintenance issues, accounting for each property using GAAP, overseeing third-party property managers and other responsibilities customary for the management of SFR properties. The NexPoint Homes Manager is entitled to an acquisition fee, a construction fee and an asset management fee. The acquisition fee is paid at closing of homes and the construction fee and asset management fee are paid monthly in arrears. For the years ended December 31, 2023 and 2022, approximately $2.5 million and $15.7 million in fees were earned by the NexPoint Homes Manager in connection with the NexPoint Homes Management Agreement.

Series B Preferred Offering

On July 31, 2023, the Company issued 2,548,240 shares of 9.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of the Company in a private offering for gross proceeds of approximately $63.7 million (the “Series B Preferred Offering”). Ohio State Life Insurance Company, an affiliate of the Adviser and James Dondero, purchased shares of Series B Preferred Stock in the Series B Preferred Offering.

NREA Officer Resignation

On November 9, 2023 (the “Separation Date”), Matt Goetz resigned from his position as an officer of NexPoint and its affiliates. In connection with his resignation, Mr. Goetz and the Company, the Adviser, NREA, NXRT, NexPoint Real Estate Advisors, L.P., NREF, NexPoint Real Estate Advisors VII, L.P., NXDT, and NexPoint Real Estate Advisors X, L.P. entered into a Separation Agreement, dated November 9, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, NREA will subsidize Mr. Goetz’s COBRA premium for a period of twelve months and 4,279 restricted stock units granted to Mr. Goetz by the Company immediately vested as of the Separation Date and will settle on the original scheduled vesting dates, subject to Mr. Goetz’s continued compliance with existing restrictive covenants. In addition, pursuant to the Separation Agreement, 11,453 restricted stock units granted to Mr. Goetz by NXRT, 72,675 restricted stock units granted to Mr. Goetz by NREF and 11,300 restricted share units granted to Mr. Goetz by NXDT immediately vested as of the Separation Date and will settle on the original scheduled vesting dates, subject to Mr. Goetz’s continued compliance with existing restrictive covenants. The approximate value of the restricted stock units of the Company that vested on the Separation Date is $262,000 and the approximate value of the aggregate restricted stock units of the Company, NXRT, NREF and NXDT that vested on the Separation Date is $2 million.

The Severance Agreement additionally contains, among other things, mutual non-disparagement provisions and a mutual release of claims by Mr. Goetz and the Company.

In connection with the Separation Agreement, Mr. Goetz, the Company, NXRT, NREF and NXDT entered into a vesting agreement pursuant to which, among other things, the award agreements between Mr. Goetz and the Company relating to his restricted share unit grants were amended to account for his separation and accelerated vesting of a portion of his outstanding restricted share unit grants pursuant to the Separation Agreement.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a director no longer being considered independent under NYSE rules or would disqualify a director from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and directors duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with Company policy; and (e) purchases of any products on terms generally available to third parties.

For the purposes of our Related Party Transaction Policy, “Related Parties” include:

• directors (and nominees for director) and executive officers of the Company;

• immediate family members of such directors and executive officers;

• our Adviser;

• a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder; or

• an entity which is owned or controlled by any of the above persons.

Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser and its clients and affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations imposed on us in the future that cannot be foreseen or mitigated at this time.

Advisor Conflicts of Interest

Under our Advisory Agreement, our Adviser is entitled to an annual advisory fee at an annualized rate of 0.75% of our gross asset value, as well as reimbursement for all out-of-pocket expenses of our Adviser in performing services for us, subject to an expense cap. The advisory fee is structured in a manner intended to provide incentives to our Adviser to perform in our best interest and in the best interest of our stockholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to a higher fee. For example, because advisory fees payable to our Adviser are based on gross asset value of the Company, our Adviser may have an incentive to acquire a large number of new properties in order to increase its fees. However, because affiliates of the Adviser own, and may continue to own in the future, other properties outside the VineBrook Portfolio, it is possible that conflicts of allocation of services and costs may arise. Externally managed REITs may also have conflicts of interest with their advisors that are not common with self-managed REITs.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties are not restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to an, investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties are not required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our business, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Related Party is necessarily prohibited from making or maintaining such investments, even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including: NREF, a publicly traded commercial mortgage REIT listed on the NYSE; NHT, a publicly traded hospitality REIT listed on the TSXV; NXRT, a multi-family REIT listed on the NYSE; NXDT, a diversified REIT listed on the NYSE; NexPoint Homes, a single-family rental REIT; NSP, a self-storage REIT; REITs that are wholly owned subsidiaries of registered investment companies advised by our Adviser and its affiliates; and other REITs, who make investments of a similar nature as we do, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us and may own equity or debt securities issued by our joint ventures. In connection with the foregoing activities our Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to effect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including us. In addition, officers or affiliates of our Adviser and/or Related Parties may possess information relating to our joint ventures that is not known to the individuals at our Adviser responsible for monitoring our joint ventures and performing the other obligations under the Advisory Agreement. Further, the Related Parties currently provide services to and may in the future provide services to other REITs or funds that compete with us for similar investments.

The Related Parties currently provide services to NREF, NHT, NXRT, NXDT, NexPoint Homes, NSP and REITs that are wholly owned subsidiaries of registered investment companies advised by our Adviser and its affiliates, Delaware Statutory Trusts, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to our business and investments as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and any Related Parties’ other accounts.

The directors, officers, employees and agents of the Related Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our investments or any affiliate thereof, and neither we nor our stockholders have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as us, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and NexPoint Securities, Inc. among others, may provide banking, dealer manager, agency, insurance and other services to us and our operating affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

Allocation Policy

If a potential investment is appropriate for either us or another entity managed by our Adviser or its affiliates, such as Highland Opportunities and Income Fund, which as of December 31, 2023 has approximately $1.0 billion of assets under management, NXDT, which as of December 31, 2023 has approximately $499.6 million of assets under management, NexPoint Real Estate Strategies Fund, which as of December 31, 2023 has approximately $43.0 million of assets under management, NexPoint Capital, Inc., which as of December 31, 2023 has approximately $49.4 million of assets under management, Highland Global Allocation Fund, which as of December 31, 2023 has approximately $314.5 million of assets under management, NREF, which as of December 31, 2023 has an enterprise value of approximately $1.6 billion, NXRT, which as of December 31, 2023 has an enterprise value of approximately $2.4 billion, NexPoint Homes, which as of December 31, 2023 has an enterprise value of approximately $774.5 million and NHT, which as of December 31, 2023 has an enterprise value of approximately $160.6 million, our Adviser and its affiliates, including their respective personnel, have an allocation policy that provides that opportunities will be allocated among those accounts for which participation in their respective opportunity is considered most appropriate, taking into account the following objective factors.

First, the allocation policy looks to the investment objectives of the REITs managed by our Adviser and its affiliates. For example, our targeted investments differ from the targeted investments of NXRT, which generally are direct ownership of well-located middle-income multifamily properties with value-add potential. We believe that most investment opportunities will be more appropriate for us, NXRT or other entities based on the differences in our primary investment objectives. We expect we will remain the primary vehicle in which investments are made in workforce SFR assets. Our Adviser is not required to offer to us any opportunities that do not meet our investment objectives and criteria. Personnel of our Adviser and its affiliates may invest in any such investment opportunities not required to be presented to us. VineBrook investment opportunities generally consist of older homes that require extensive renovation through the Company’s rehabilitation program. NexPoint Homes investment opportunities generally consist of newer homes that require less rehabilitation compared to the VineBrook Portfolio.

To the extent the opportunity is consistent with the investment objectives of more than one REIT managed by our Adviser and its affiliates, the allocation policy then looks to other factors, such as:

●	which REIT has available cash (including availability under lines of credit) to acquire the investment;
●	whether there are any positive or negative income tax effects on any of the REITs relating to the purchase;

●	whether the investment opportunity creates geographic, asset class or tenant concentration / diversification concerns for any of the REITs;
●	how the investment size, potential leverage, transaction structure and anticipated cash flows affect each REIT, including earnings and distribution coverage; and
●

whether one or more of the REITs has an existing relationship with the tenant(s), operator, facility or system associated with the investment, or a significant geographic presence that would make the investment strategically more important.

Our Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with its internal conflict of interest and allocation policies. Our Adviser will seek to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may effect client cross-transactions where our Adviser causes a transaction to be effected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may effect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we, along with our principals and persons or entities controlling, controlled by or under common control with the Adviser, may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank and NexPoint Securities, Inc., including in primary and secondary transactions with respect to which our Adviser or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of our Board.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring, workout or foreclosure of our investments. In such circumstances, our Adviser may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Related Parties and neither we nor our stockholders have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

Our 2018 LTIP provided and our 2023 LTIP provides us with the ability to grant awards to directors and officers of, and certain consultants to, us, our Adviser and its respective affiliates and other entities that provide services to us. The management team of our Adviser may receive awards under the 2023 LTIP and will benefit from the compensation provided by these awards.

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan awards, our Adviser may also receive reputational benefits from our future growth through capital-raising transactions and acquisitions. The reputational benefit to our Adviser from our future growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The table below sets forth the beneficial ownership information of our common stock, OP Units and Series B Preferred Stock as of April 1, 2024 for:

●	each person known to us to be the beneficial owner of more than 5% of our common stock, OP Units and Series B Preferred Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Other than described herein, as of April 1, 2024, there are no persons who are known by us to be the beneficial owners of more than 5% of the outstanding 6.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), Series A cumulative redeemable preferred units of the OP or Series B cumulative redeemable preferred units of the OP and none of our executive officers or directors beneficially own any of our Series A cumulative redeemable preferred units or Series B cumulative redeemable preferred units of the OP. Unless otherwise noted below, the address for each beneficial owner is c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201.

Beneficial ownership and percentage of beneficial ownership is based on 25,132,557 shares of our common stock, 24,949,408 OP Units, 5,000,000 shares of our Series A Preferred Stock and 2,548,240 shares of our Series B Preferred Stock outstanding as of April 1, 2024. Shares of common stock or OP Units that a person has the right to acquire within 60 days of April 1, 2024 upon the vesting of restricted stock units or profits interest units are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting power and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.

	Common Stock Beneficially Owned			OP Units Beneficially Owned			Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name of Beneficial Owners	Number		Percent of Class	Number		Percent of Class	Number	Percent of Class	Number		Percent of Class
5% Stockholders
APC-VB Homes, LLC c/o Berkeley Capital Partners 3500 Parkway Lane, Suite 430 Norcross, GA 30092-2832	1,951,520		7.80%	-		-	-	-	-		-
James Dondero (1)	99,525	(2)	*	3,028,086		12.1%	-	-	200,000	(3)	7.8%
Directors and Executive Officers							-	-
James Dondero (1)	99,525	(2)	*	3,028,086		12.1%	-	-	200,000	(3)	7.8%
Brian Mitts	46,566	(4)	*	-		-	-	-	-		-
Dana Sprong	-		-	529,789	(5)	2.1%	-	-	-		-
Ryan McGarry	-		*	501,155	(6)	2.0%	-	-	-		-
Edward Constantino	18,806	(7)	*	2,233		*	-	-	-		-
Scott Kavanaugh	29,889	(8)	*	2,233		*	-	-	-		-
Arthur Laffer	53,668	(9)	*	2,233		*	-	-	-		-
Catherine Wood	6,333	(10)	*	-		-	-	-	-		-
Carol Swain	1,586	(10)	*	-		-	-	-	-		-
All Directors and Executive Officers as a group (10 persons)	325,620	(11)	1.3%	4,065,729	(11)	16.3%	-	-	200,000		7.8%

-

* Reports less than 1%
(1)	Mr. Dondero, NexPoint and NexPoint Asset Management have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	99,525	2,935,043	99,525	2,935,043
NexPoint Advisors, L.P.	-	2,788,213	-	2,788,213
NexPoint Asset Management, L.P.	-	146,830	-	146,830

(2)	Includes 14,568 shares of common stock issuable upon vesting of restricted stock units within 60 days of April 1, 2024.

(3)

These shares are held by subsidiaries of The Dugaboy Investment Trust (the “Trust”). Mr. Dondero, the Trust and Nancy Dondero, as trustee of the Trust, have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	-	200,000	-	200,000
Dugaboy Investment Trust	-	200,000	-	200,000
Nancy Dondero	-	200,000	-	200,000

Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares.

(4)	Includes 6,683 shares of common stock issuable upon vesting of restricted stock units within 60 days of April 1, 2024.

(5)

Includes 25,292 profits interest units that vest within 60 days of April 1, 2024. Each profits interest unit can be converted into one OP Unit in the OP following vesting; provided the book-up target (as defined in the OP LPA) for the profits interest units equals zero.

(6)

Includes 25,292 profits interest units that vest within 60 days of April 1, 2024. Each profits interest unit can be converted into one OP Unit in the OP following vesting; provided the book-up target (as defined in the OP LPA) for the profits interest units equals zero.

(7)	Includes 793 shares of common stock issuable upon vesting of restricted stock units with 60 days of April 1, 2024.

(8)	Includes 1,586 shares of common stock issuable upon vesting of restricted stock units with 60 days of April 1, 2024. Includes 20,725 shares of common stock held in a defined benefit plan.

(9)

Includes 1,586 shares of common stock issuable upon vesting of restricted stock units with 60 days of April 1, 2024. Includes 49,941 shares of common stock held indirectly through a limited liability company which Dr. Laffer controls. Dr. Laffer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	Includes 1,586 shares of common stock issuable upon vesting of restricted stock units with 60 days of April 1, 2024.

(11)

Includes 14,286 shares of common stock issuable upon vesting of restricted stock units with 60 days of April 1, 2024. Additionally, includes 54,961 shares of common stock held by a trust for which Mr. McGraner serves as Trustee and Mr. McGraner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both the Company’s management and independent registered public accounting firm, Ernst & Young LLP, the audited financial statements of the Company for the year ended December 31, 2023 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). The audit committee also discussed with its independent registered public accounting firm its independence and received the written disclosures and letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based on all of these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the board of directors of the Company that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Arthur Laffer	Catherine Wood	Carol Swain

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2025 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by January 6, 2025 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than December 7, 2024 and no later than January 6, 2025. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors, Brian Mitts President, Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary

Dallas, Texas

April 26, 2024

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **IVR** when you dial toll-free (888)-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free (888) 869-7406 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

VINEBROOK HOMES TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 11, 2024

This Proxy is solicited by the Board of Directors

The undersigned stockholder of VineBrook Homes Trust, Inc., a Maryland corporation (the "Company"), having received notice of the 2024 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Brian Mitts and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2024 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 11, 2024 at 10:00 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The Annual Meeting will be held exclusively through a virtual format. **You will not be able to attend the Annual Meeting in person**. If you are a stockholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC ("EQFS") at attendameeting@equiniti.com with "VineBrook Meeting" in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the accompanying Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the annual meeting must be received by EQFS no later than 2:00 p.m. Central Time on June 10, 2024. Please vote your shares in accordance with the instructions on this Proxy Card whether or not you attend the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2024 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(888) 869-7406**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement are available at: https://vote.proxyonline.com/vinebrook/docs/vb2024.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

VINEBROOK HOMES TRUST, INC.

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

____
SIGNATURE (AND TITLE IF APPLICABLE) DATE

____
SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):

1. To elect eights directors to serve until the 2025 annual meeting of stockholders.

	FOR	WITHHOLD
1a. James Dondero	○	○
1b. Brian Mitts	○	○
1c. Dana Sprong	○	○
1d. Edward Constantino	○	○
1e. Scott Kavanaugh	○	○
1f. Arthur Laffer	○	○
1g. Carol Swain	○	○
1h. Catherine Wood	○	○

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]